KEMPER CORPORATION
NON-QUALIFIED DEFERRED COMPENSATION PLAN
As Amended and Restated Effective August 25, 2011

KEMPER CORPORATION
NON-QUALIFIED DEFERRED COMPENSATION PLAN
The Unitrin, Inc. Non-Qualified Deferred Compensation Plan was adopted effective January 1, 2002, was amended and restated effective January 1, 2008 to comply with Code Section 409A and was further amended and restated effective January 1, 2009 to clarify the operation of the Plan and its compliance with Code Section 409A. Effective August 25, 2011, Unitrin, Inc. changed its name to Kemper Corporation (the “Company”). As a result of the corporate name change, the plan set forth herein is now known as the Kemper Corporation Non-Qualified Deferred Compensation Plan (the “Plan”) and the Plan is hereby amended and restated effective as of August 25, 2011 to incorporate that name change.
The purpose of the Plan is to provide a benefit to directors who are not employees of Kemper Corporation and select executives of Kemper Corporation or one of its subsidiaries. Plan Participants are allowed the opportunity to elect to defer a portion of their Eligible Compensation (as defined in Section 1.14) to some future period. The Plan is intended to be an unfunded “top hat plan” exempt from certain provisions of ERISA.
ARTICLE 1
DEFINITIONS
1.1    General. For purposes of the Plan, the following terms, when capitalized, will have the following meanings. The masculine pronoun wherever used herein will include the feminine gender, the singular number will include the plural, and the plural will include the singular, unless the context clearly indicates a different meaning.
1.2    “Account” means the aggregate of a Participant’s bookkeeping sub-accounts established pursuant to Section 5.1.
1.3    “Administrative Committee” means the Administrative Committee of the Kemper Corporation 401(k) Savings Plan.
1.4    “Affiliated Company” or “Affiliate” means any corporation, trade or business entity which is a member of a controlled group of corporations, trades or businesses of which the Company is also a member, as provided in Code Sections 414(b) or (c).
1.5    “Beneficiary Designation Form” means a written document, the form of which the Company shall determine from time to time, on which a Participant shall have the right to designate a beneficiary.
1.6    “Board” means the Board of Directors of the Company.
1.7    “Bonus Compensation” means the annual formula and annual discretionary management bonuses earned in a given year and generally paid in the following year. Bonus Compensation does not include other bonuses such as a relocation bonus, a hiring bonus, Multi-Year Incentive Compensation or other periodic bonuses.

1.8    “Change of Control” means Change of Control as defined in Section 4.3.
1.9    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.
1.10    “Committee” means the Compensation Committee of the Board.
1.11    “Company” means Kemper Corporation, a Delaware corporation, or, to the extent provided in Section 10.9, any successor corporation or other entity resulting from a reorganization, merger or consolidation into or with the Company, or a transfer or sale of substantially all of the assets of the Company.
1.12    “Deferral Election” means the following: (a) for Employee Participants, an election to defer all or a part of such Participant’s Regular Base Salary, such Participant’s Bonus Compensation, or such Participant’s Multi-Year Incentive Compensation, all pursuant to Section 3.1, and (b) for Outside Director Participants, an election to defer Director Fees pursuant to Section 3.1. A Participant’s Deferral Election shall also include an election by the Participant specifying the calendar year in which payments shall commence and the method of payment with respect to the payout of all future benefits attributable to deferrals for the Plan Year.
1.13    “Director Fees” means the cash fees Outside Directors earn.
1.14    “Eligible Compensation” means Regular Base Salary, Bonus Compensation, Multi-Year Incentive Compensation or Director Fees.
1.15    “Eligible Employees” means a select group of management employees of the Company or an Affiliate.
1.16    “Employee Participant” means with respect to any Plan Year, an Eligible Employee who has been designated in writing as a Participant pursuant to Section 2.1.
1.17    “Employer” means the Company and its Affiliates.
1.18    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
1.19    “401(a)(17) Limit” means the amount of compensation which may be considered by a plan sponsor for purposes of determining benefits under a qualified retirement plan. This amount is automatically adjusted annually by the Secretary of the Treasury for increases in the cost-of-living and such adjustment shall automatically be taken into account by the Plan.
1.20    “Investment Preference Form” means a written document, the form of which the Company shall determine from time to time, on which a Participant shall communicate his or her investment preference.
1.21    “Multi-Year Incentive Compensation” means compensation based on the achievement of one or more performance goals measured over more than a one year period. Multi-Year Incentive

Compensation does not include Bonus Compensation.
1.22    “Outside Directors” mean the directors of the Board who are not employees of the Company.
1.23    “Outside Director Participant” means with respect to any Plan Year, a Participant who is an Outside Director for that Plan Year.
1.24    “Participation Date” means the date on which an Eligible Employee or an Outside Director is eligible to participate in the Plan, as set forth in Section 2.2.
1.25    “Participant” means an Employee Participant or an Outside Director Participant.
1.26    “Plan” means the Kemper Corporation Non-Qualified Deferred Compensation Plan.
1.27    “Plan Administrator” means the Committee.
1.28    “Plan Year” means any calendar year during which the Plan is in effect.
1.29    “Regular Base Salary” means the annual scheduled base salary, excluding, without limitation, stock option income, severance pay, and income included in pay due to fringe benefits.
1.30    “Regulations” means the regulations, as amended from time to time, which are issued under Code Section 409A.
1.31    “Separation from Service” means the Participant’s termination from employment from the Employer, subject to the following and other provisions of the Regulations:
(a)    The employment relationship is treated as continuing intact while the Participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the individual retains a right to reemployment with the Employer under an applicable statute or by contract. A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer. If the period of leave exceeds six months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six-month period.
(b)    In determining whether a Separation from Service has occurred, the following presumptions, which may be rebutted as provided in the Regulations, shall apply:
(i)    A Participant is presumed to have separated from service where the level of bona fide services performed decreases to a level equal to 20% or less of the average level of services performed by the Participant during the immediately preceding 36-month period.
(ii)    A Participant will be presumed not to have separated from service where the level of bona fide services performed continues at a level that is 50% or more of the average level of services performed by the Participant during the immediately preceding 36-month period.
No presumption applies to a decrease in the level of bona fide services performed to a level that is more than 20% but less than 50% of the average level of bona fide services performed during the immediately preceding 36-month period. If a Participant had not performed services for the Employer for 36 months, the full period that the Participant has performed services for the Employer shall be substituted for 36 months.
(c)    For purposes of this Section, the term “Employer” has the meaning set forth in Section 1.17 provided that the following shall apply in determining whether a person is an Affiliate as defined in Section 1.4:
(i)    In applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Code Sections 1563(a)(1), (2) and (3); and
(ii)    In applying Treas. Reg. Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Treas. Reg. Section 1.414(c)-2.
(d)    In the event of the sale or other disposition of assets by the Company or an Affiliate (the “Seller”) to an unrelated service recipient (the “Buyer”), the Seller and the Buyer may specify whether a Separation from Service has occurred for a Participant who would otherwise experience a Separation from Service with the Seller, in accordance with the rules set forth in Section 1.409A-1(h)(4) of the Regulations.
1.32    “Trust” means a so-called “rabbi trust,” the assets of which shall remain, for all purposes, a part of the general unrestricted assets of the Company.
1.33    “Valuation Date” means each day that the New York Stock Exchange is open for business. The determination of the Valuation Date as of which changes in investment preferences under the Plan are effected shall be made in accordance with rules and procedures established by the Company.
ARTICLE II
ELIGIBILITY
2.1    Eligibility. The Board may, in its discretion, or an Affiliate may, in its discretion and subject to the approval of the Board, designate in writing any Eligible Employee as a Participant who is eligible to participate in the Plan. An Outside Director is automatically eligible to participate in the Plan.
2.2    Participation Date and Notice. An Eligible Employee designated as a Participant pursuant to Section 2.1 shall become a Participant as of the first day of the Plan Year following such designation. An Outside Director shall become a Participant as of the date he or she is elected a director of the Board. The date that an Eligible Employee or Outside Director is eligible to participate in the Plan shall be known as the Participation Date. The Company will provide the Participant with notice of the Participant’s Participation Date and the forms needed to make an election pursuant to Section 3.2 as soon as reasonably practicable after the Company is informed of a Participant’s Participation Date.
ARTICLE III
DEFERRALS
3.1    Deferral Amounts. Participants may elect to defer Eligible Compensation subject to the limits described below. A separate election for Regular Base Salary, Bonus Compensation, Multi-Year Incentive Compensation and Director Fees must be made. Outside Director Participants may elect to defer up to 100% of their Director Fees. Employee Participants may elect to defer up to 100% of their Regular Base Salary in excess of the 401(a)(17) Limit in effect for the year of payment. Employee Participants may also elect to defer up to 100% of their Bonus Compensation to the extent that Bonus Compensation plus non-deferred Regular Base Salary is in excess of the 401(a)(17) Limit in effect for the year in which such bonus is earned, instead of for the year of payment. Employee Participants may also elect to defer up to 100% of their Multi-Year Incentive Compensation to the extent that Multi-Year Incentive Compensation plus Bonus Compensation plus non-deferred Regular Base Salary is in excess of the 401(a)(17) Limit in effect for the last year of the performance period for the Multi-Year Incentive Compensation, instead of for the year of payment. The first Multi-Year Incentive Compensation which an Employee Participant may elect to defer shall be Multi-Year Incentive Compensation for which the performance period begins on January 1, 2011.
3.2    Deferral Election. The Company shall provide each Participant, upon becoming a Participant and thereafter annually, with a Deferral Election to be filed by the Participant, in accordance with such procedures as may be established by the Company but subject to the following:
(a)    An Employee Participant desiring to participate in the Plan must file with the Company a Deferral Election not later than the close of the Participant’s taxable year next preceding the period of service for which the right to the compensation arises, at which time the election shall become irrevocable. For avoidance of doubt, this means that with respect to Multi-Year Incentive Compensation with a three year performance period, a Deferral Election must be filed prior to the beginning of the first year of the three year performance period. A Deferral Election shall be effective on the first day of the Plan Year following the filing thereof.
(b)    A Director Participant desiring to participate in the Plan must file with the Company an initial Deferral Election within 30 days (or such lesser number of days as the Company shall determine) following such Participant’s Participation Date at which time the election shall become irrevocable. Such initial election shall be effective commencing with the first day of the first month following such filing. Thereafter, a Deferral Election must be filed by a Director Participant prior to the beginning of the Plan Year to which it pertains, at which time the election shall become irrevocable. Such Deferral Election shall be effective on the first day of the Plan Year following the filing thereof.
(c)    In no event shall a Participant be permitted to defer Eligible Compensation for any period that has commenced prior to the date on which the Plan is effective or the date on which a Deferral Election is signed by the Participant and accepted by the Company.
(d)    Upon receipt of a properly completed and executed Deferral Election, the Company shall notify the payroll department of the Participant’s Employer to withhold that portion of the Participant’s Eligible Compensation specified in the agreement. All amounts shall be withheld ratably throughout the Plan Year except for any bonus or incentive amounts, which shall be withheld in a single lump sum. In no event shall the Participant be permitted to defer more than the amount specified by the Plan.
ARTICLE IV
FUNDING
4.1    Unsecured Obligation. Individual Participant deferrals of Eligible Compensation and the hypothetical investment earnings/losses thereon shall be reflected in book entries maintained by or on behalf of the Company, as set forth in Section 5.1. The existence of such book entries shall not create a trust of any kind, or a fiduciary relationship between the Company, any third party record keeper and the Participant, his or her designated beneficiary, or other beneficiaries provided for under the Plan. The bookkeeping entries represent an unsecured obligation of the Company to pay deferred Eligible Compensation and the investment earnings/losses thereon to a Participant at a future date.
4.2    Discretionary Rabbi Trust. If the Company so determines, in its sole discretion, payments to a Participant or his or her designated beneficiary or any other beneficiary hereunder may be made from assets held in a Trust. No person shall have any interest in such assets by virtue of the Plan. The Company’s obligations hereunder shall be an unfunded and unsecured promise to pay money in the future. Any Participant having a right to receive payments pursuant to the provisions of the Plan shall have no greater rights than any unsecured general creditor of the Company in the event of the Company’s insolvency or bankruptcy, and no person shall have nor acquire any legal or equitable right, claim or interest in or to any property or assets of the Company. In no event shall the assets accumulated in the Trust be construed as creating a funded plan under the applicable provisions of ERISA, or under the Code, or under the provisions of any other applicable statute or regulation.
4.3    Change in Control.
(a)    Upon a Change of Control the Company shall, as soon as possible, but in no event longer than 30 days following the Change of Control, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Participant or beneficiary the benefits to which such Participant(s) or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred. For purposes of the Plan “Change of Control”

shall mean the occurrence of any of the following events:

(i)
any “Person” (defined below) is or becomes the “Beneficial Owner,” (defined below) directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its “Affiliate” (defined below)) representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of subparagraph (iii) below; or

(ii)
the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 31, 2008, constituted the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors still in office who either were directors on December 31, 2008 or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)
there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (1) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the surviving entity or any parent thereof, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliate) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)
the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.
(b)    As used in this Change of Control section:

(i)	“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(ii)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and

(iii)
“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified in Sections 13(d)(3) and 14(d)(2) thereof, except that such term shall not include (1) the Company or any entity, more than 50% of the voting securities of which are Beneficially Owned by the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, (5) any individual, entity or group whose ownership of securities of the Company is reported on Schedule 13G pursuant to Rule 13d-1 promulgated under the Exchange Act (but only for so long as such ownership is so reported) or (6) Singleton Group LLC or any successor in interest to such entity.

ARTICLE V
INVESTMENT OF FUNDS, ACCOUNT MAINTENANCE AND VESTING
5.1    Record Keeper. The Company shall appoint a Plan record keeper which shall establish and maintain an individual bookkeeping Account on behalf of each Participant for purposes of determining each Participant’s benefits under the Plan. Separate sub-accounts shall be established for each Participant with respect to each year’s Deferral Election and for which a different form of payment or payment start date has been elected.
5.2    Account Adjustments.
(a)    The Plan record keeper shall adjust each Participant’s Account for amounts representing:
(i)    Participant deferrals,
(ii)    Hypothetical investment earnings/losses,

(iii)    Expenses, and
(iv)    Distributions paid to the Participant or beneficiaries.
(b)    Each Participant electing to defer Eligible Compensation pursuant to the Plan shall also specify at the time the Deferral Election is made, the hypothetical measure(s) of investment performance from among the choices made available from time to time to Plan participants by the Trust Administrative Committee of the Kemper Corporation 401(k) Savings Plan. If the Participant fails to specify the hypothetical measure of investment performance, the Company shall do so. The Participant’s bookkeeping account shall be deemed to be invested in the hypothetical investment selected by the Participant, or if none, by the Company. Investment preferences selected by the Participant are used only to determine the value of a Participant’s Account and in no event is the Company required to follow these investment preferences for actual plan investments. A Participant’s investment preference shall be communicated to the Company by completion and delivery to the Company of an Investment Preference Form in such form as the Company shall determine from time to time. Participants shall indicate their initial investment preferences by filing an Investment Preference Form with the Company prior to the date on which deferrals commence under the terms of the Participant’s Deferral Election. Once elected, investment preferences shall be valid until revoked by filing a new Investment Preference Form. Participants shall have the opportunity to change their investment preferences with respect to (i) new deferrals, (ii) their entire existing balances or (iii) deferrals made for a specific Plan Year, in accordance with such procedures as may be established by the Company.
(c)    The Plan record keeper shall determine the value of all Accounts maintained under the terms of the Plan on each Valuation Date. The Plan record keeper shall provide each Participant with a statement of his or her individual bookkeeping Account reflecting adjustments to such Account during the period from the last statement date. Such statement shall be provided to Participants as soon as administratively feasible following the end of each calendar quarter.
ARTICLE VI
PAYMENT OF BENEFITS
6.1    Distributions. A Participant’s or beneficiary’s benefit payable under the Plan shall be determined by reference to the value of each bookkeeping sub-account balance at the time of distribution. Sub-accounts shall be maintained for each Plan Year’s deferrals. Benefit payments from the Plan shall be payable from the general assets of the Company which include any assets held in the Trust.
6.2    Timing of Payments. Subject to Section 6.4 through Section 6.9, each of a Participant’s subaccounts shall be paid or payment shall begin within 30 days following the specific date elected on the Participant’s applicable Deferral Election. Except as set forth in Section 6.7 through Section 6.9, no Participant or beneficiary shall have any right to receive payment of his or her benefit under the Plan prior to the specific date elected on the applicable Deferral Election.
6.3    Form of Payments. Each of a Participant’s subaccounts shall be paid as a lump sum or in installments as elected in the applicable Deferral Election. A different form of payment, as to amount and timing, may be elected with respect to each year’s Deferral Election. Except as otherwise provided in Section 6.4, once a Deferral Election is made with respect to amounts deferred for a Plan Year, it cannot be altered and is irrevocable. A Participant’s account balance shall be distributed to the Participant or his or her beneficiary in the form of cash only. Notwithstanding the foregoing, an election made by a Participant prior to January 1, 2009 to change the specific date for payment and the form of payment for one or more of his or her subaccounts shall be recognized to the extent permitted by IRS Notice 2007-86 and administrative procedures adopted by the Company.
6.4    Subsequent Deferral. A Participant may elect to delay payment or change the form of payment of any of his or her sub-accounts if all of the following conditions are met with respect to such sub-account:
(a)    Such election shall not take effect until at least 12 months after the date on which the election is made;
(b)    Payment must be deferred for a period of not less than five years from the date such payment would otherwise have been paid; and
(c)    Any election must be made not less than 12 months before the first day of the calendar year in which payment of such sub-account would otherwise be made or commence.
The right to a series of installment payments, as defined in the Regulations, shall be treated as a right to a single payment.
6.5    Acceleration Prohibited. Except as provided in Section 6.7 through 6.9, acceleration of the time of payment of any portion of the balance of a Participant’s Account is prohibited.
6.6    Payments in Violation of Federal Securities Laws. To the extent permitted by the Regulations, the Company may delay a benefit payment where the Company reasonably anticipates that the making of the payment will violate Federal securities laws or other applicable law. Such a benefit payment shall be made at the earliest date at which the Company reasonably anticipates that the making of the benefit payment will not cause such violation and, if the Participant had elected installment payments, the first payment to the Participant shall include the payments that the Participant would have received had payments begun as of the date such payments were scheduled to begin. Notwithstanding the foregoing, if a benefit payment to a Participant is delayed until the Participant’s Separation from Service, then the benefit payment shall not be made before the first day of the seventh month after the Participant’s Separation from Service or, if earlier, the date of death of the Participant.
6.7    Accelerated Payment for Domestic Relations Orders. To the extent necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B)) and as permitted by the Regulations, the Company, in its sole discretion, may accelerate the time or schedule of a benefit payment under the Plan to an individual other than the Participant, or a benefit payment under the Plan may be made to an individual other than the Participant.
6.8    Accelerated Payment for Failure to Comply with Code Section 409A. To the extent permitted by the Regulations, at any time the Plan fails to meet the requirements of Code Section 409A and the Regulations, the Company may accelerate the time or schedule of a payment, or a payment under the Plan may be made; provided, however, that such payment shall not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Code Section 409A and the Regulations.
6.9    Small Benefits. If, upon the first day of the seventh month following a Participant’s Separation from Service (“Payment Date”), a Participant’s Account is less than or equal to the applicable dollar limit under Code Section 402(g)(1)(B) and results in the determination and liquidation of the entirety of the Participant’s interest under all agreements, methods, programs or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Section 1.409A-1(c)(2) of the Regulations, the Company may pay such Account to the Participant or his or her beneficiary in a single lump sum, in lieu of any further benefit payments hereunder, on the Payment Date.
ARTICLE VII
PAYMENTS UPON DEATH
7.1    Payment to Beneficiary. Any benefit which a deceased Participant is entitled to receive under the Plan shall be paid to such Participant’s beneficiary. Such death benefit shall be paid in the form and at the time elected in accordance with the Participant’s Deferral Elections.
7.2    Designation of Beneficiary. A Participant shall have the right to designate a beneficiary on the Beneficiary Designation Form and to amend or revoke such designation at any time in writing. Such designation, amendment or revocation shall be effective only when filed with the Company. Any beneficiary designation, amendment or revocation shall apply to all past and present Deferral Elections.
If no Beneficiary Designation Form is filed with the Company, or if the Beneficiary Designation Form is held invalid, or if no beneficiary survives the Participant and benefits remain payable following the Participant’s death, the Company shall direct that payment of benefits be made to the person or persons in the first category in which there is a survivor. The categories of successor beneficiaries, in order, are (a) the Participant’s spouse and (b) the Participant’s estate.
ARTICLE VIII
ADMINISTRATION OF THE PLAN
8.1    Plan Administration. The Plan Administrator is the Committee. The Committee has complete authority to interpret and administer the Plan. The Committee’s responsibilities and obligations may be delegated as deemed necessary by the Committee from time to time. The Committee may establish administrative practices as necessary for the establishment and ongoing maintenance of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The decisions made by and the actions taken by the Plan Administrator in the administration and interpretation of the Plan shall be final and conclusive for all persons. If, after reading the Plan, Participants have questions about the Plan, such questions should be directed to the designated contact at the Company.
8.2    Claims.
Any Participant or beneficiary who believes that there was an error in the calculation of his or her account balance or in the payment of benefits under the Plan shall file a claim with the Plan Administrator. The claim must be filed, signed and dated within 90 days of the date on which the claimant learned of the facts from which such claim arises. The claim must be sent by certified mail or presented in person to the Plan Administrator.
The Plan Administrator, acting through the Company, shall respond in writing to the claimant within a reasonable period of time but not later than 90 days after receipt of the claim unless special circumstances require an extension of time for processing. If such extension of time is required, the Plan Administrator, acting through the Company, shall furnish written notice of the extension to the claimant prior to the termination of the initial 90 day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator, acting through the Company, expects to render a final decision. In no event shall such extension exceed a period of 90 days from the end of the initial period.
8.3    Appeals.
Any claimant not satisfied with the Plan Administrator’s decision of a claim shall have the right to appeal to the Plan Administrator. The appeal must be signed and dated by the claimant and include a copy of the claim submitted to the Plan Administrator as well as a copy of the Plan Administrator’s decision. The appeal should explain why the claimant does not agree with the Plan Administrator’s decision. The appeal must be filed within 60 days of the receipt of the Plan Administrator’s decision. The appeal must be sent by certified mail or presented in person to the Plan Administrator.
The Plan Administrator shall promptly advise the claimant of its decision on the claimant’s appeal. Such decision shall be written in layman’s terms, shall include specific reasons for the decision and shall contain specific references to pertinent Plan provisions upon which the decision is based. The decision on appeal shall be made no later than 60 days after the Plan Administrator’s receipt of the appeal, unless special circumstances require an extension of the time for processing. If such an extension of time is required, the Plan Administrator shall furnish written notice of the extension to the claimant prior to the termination of the 60 day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render a final decision. If an extension of time is required, a decision shall be rendered as soon as possible, but not later than 120 days following receipt of the appeal.
ARTICLE IX
AMENDMENT OR TERMINATION
9.1    Amendment or Termination. The Company intends the Plan to be permanent but reserves the right, subject to Section 9.2, to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. However, no amendment shall deprive a Participant or beneficiary of any of the benefits which he or she has accrued under the Plan or otherwise adversely affect the Participant’s Account with respect to amounts credited thereto prior to the date such amendment is made. The Administrative Committee of the Kemper Corporation 401(k) Savings Plan (the “Administrative Committee”) shall have the authority, on behalf of the Company, to amend the Plan in any manner permitted by Article IX of the Plan as the Administrative Committee considers desirable, appropriate or necessary, provided that no such amendments, either individually or in the aggregate, have a material adverse financial impact on the Company and the Employers. The Board reserves the authority to make any other amendments to the Plan, including, but not limited to, amendments that the Administrative Committee deems desirable, appropriate or necessary which would have a material adverse financial impact on the Company and the Employers.
9.2    Effect of Amendment or Termination. No amendment or termination of the Plan shall, without the express written consent of the affected current or former Participant or beneficiary, reduce or alter any benefit entitlement of such Participant or beneficiary. Upon Plan termination, no further deferrals shall be made. In such event, the Participant or his or her beneficiary, as the case may be, shall be entitled to receive any benefit attributable to the deferrals accrued as of the day preceding the effective date of termination, plus hypothetical investment earnings and less hypothetical investment losses, taxes and expenses chargeable to the Participant’s Account up to the benefit distribution date. The Plan Administrator shall make distributions of the Participant’s benefit (a) in accordance with the Participant elections then in effect, or (b) if permitted by the Regulations and elected by the Company, in a single lump sum payment that is paid at such time as is permitted by Section 1.409A-3(j)(4)(ix) of the Regulations.
ARTICLE X
GENERAL PROVISIONS
10.1    Taxes. The Company shall have the right to (a) require any Participant or beneficiary to pay the Company the amount of any taxes which the Company may be required to withhold with respect to any benefits earned under, or distributions from, the Plan or (b) deduct from all amounts paid the amount of any taxes which the Company may be required to withhold with respect to any such distributions.
10.2    Entire Agreement. The Plan document along with the Deferral Election, Investment Preference Form, Beneficiary Designation Form and other administration forms required of Participants, and made known to them by the Company, shall constitute the entire agreement or contract between the Company and the Participant regarding the Plan. No oral statement regarding the Plan may be relied upon by the Participant or any other person claiming through or under the Participant.
10.3    Construction. Any mention of “Articles,” “Sections” and subsections thereof, unless stated specifically to the contrary, refers to Articles, Sections or subsections in the Plan. Headings of Articles, Sections and subsections are for convenient reference. The headings are not part of the

Plan and are not to be considered in its construction. All references to statutory sections shall include the section as amended from time to time.
10.4    Employment Rights. Neither the establishment of the Plan nor any modification thereof, nor the creation of any trust or account, nor the payment of any benefits, shall be construed as conferring upon a Participant the right to continue to be employed by the Company in his or her present capacity, or in any capacity, or the right to continue to serve as an Outside Director. The Plan relates to the payment of deferred compensation as provided herein, and is not intended to be an employment contract.
10.5    Benefit Transfers. Neither the Participant nor his or her designated or other beneficiary under the Plan shall have any right to transfer, assign, anticipate, hypothecate or otherwise encumber all or any part of the amounts payable under the Plan, except as provided in Section 6.7. No such amounts shall be subject to seizure by any creditor of any such Participant or beneficiary, by a proceeding at law or in equity, nor shall any such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the Participant, his or her designated beneficiary or any other beneficiary hereunder. Any attempted assignment or transfer in contravention of this provision shall be void.
10.6    Governing Law. Construction, validity and administration of the Plan shall be governed by applicable Federal law and the laws of the State of Illinois.
10.7    Inurement. The Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Participant, his or her successors, heirs, executors, administrators and beneficiaries.
10.8    Notices. Any notice (other than pursuant to enrollment materials) required or permitted to be given pursuant to the Plan shall be in writing, and shall be signed by the person giving the notice. If such notice is mailed, it shall be sent by United States first class mail, postage prepaid, addressed to such person’s last known address as shown on the records of the Company. The date of such mailing shall be deemed to be the date of notice, but the notice shall not be effective until actually received. The Company or the Participant may change the address to which notice is sent by giving notice of such change in the manner above.
10.9    Corporate Successor. The Plan shall not be automatically terminated by a Change of Control event, but the Plan shall be continued after such Change of Control event only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Section 9.2.
10.10    Unclaimed Benefit. Each Participant shall keep the Company informed of his or her current address and the current address of his or her beneficiary. The Company shall not be obligated to search for the whereabouts of any person. The Company is authorized to adopt procedures regarding unclaimed benefits that provide for the irrevocable forfeiture of a benefit if the Company is unable to locate the Participant, or if the Participant is deceased, his or her beneficiary. Such procedures shall be consistent with the Regulations and any other guidance issued by the Internal

Revenue Service.
10.11    Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Plan.
10.12    No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.
10.13    409A Compliance. The Plan is intended to be a nonqualified deferred compensation plan that complies with the provisions of Code Section 409A and the Regulations, and shall be interpreted and operated consistent with such intent. If any ambiguity exists in the terms of the Plan, it shall be interpreted to be consistent with this purpose.
IN WITNESS WHEREOF, a duly appointed member of the Administrative Committee has executed the Plan on this 31st day of October, 2011.
KEMPER CORPORATION
By: /s/ Lisa M. King

Its: Vice President